UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K/A

CURRENT REPORT
FILED PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 24, 2007

INTERSTATE HOTELS & RESORTS, INC.
(Exact name of Registrant as specified in its charter)

DELAWARE	1-14331	52-2101815
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

4501 N. Fairfax Drive, Ste 500
Arlington, Virginia 22203
(Address of principal executive offices)

Registrant’s telephone number, including area code:
(703) 387-3100

N/A
(Former name or former address, if changed since last report)

TABLE OF CONTENTS

ITEM 2.01 COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS
ITEM 9.01- FINANCIAL STATEMENTS AND EXHIBITS
SIGNATURE
PRO FORMA FINANCIAL INFORMATION OF INTERSTATE HOTELS & RESORTS, INC.
UNAUDITED PRO FORMA BALANCE SHEET March 31, 2007 (In thousands)
UNAUDITED PRO FORMA STATEMENT OF OPERATIONS
UNAUDITED PRO FORMA STATEMENT OF OPERATIONS
NOTES TO UNAUDITED PRO FORMA FINANCIAL INFORMATION

This filing amends and supplements our 8-K filed on May 30, 2007.

ITEM 2.01	COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

On May 24, 2007, Interstate Westin, LP, one of our wholly owned affiliates, closed on the acquisition of the 495-room Westin Atlanta Airport Hotel in Georgia, pursuant to that certain Agreement of Purchase and Sale with LEPERCQ Atlanta Renaissance Partners, LP., an affiliate of The Blackstone Group (“Blackstone”), dated May 4, 2007. The purchase price was $74 million, or $149,500 per key. One of our wholly owned affiliates will manage the hotel.

We financed the acquisition through cash on hand and borrowings under our senior secured credit facility.

The financial statements of the Westin Atlanta Airport Hotel included in this Form 8-K/A represent a carve-out of the acquired hotel from other interests of the seller. See the notes to the financial statements of the Westin Atlanta Airport Hotel for a discussion of the basis of presentation of the carve-out financial information.

This acquisition is considered significant under Rule 3-05 of Regulation S-X of the Securities Act of 1933, and as such we are including financial statements of the Westin Atlanta Airport Hotel, and pro forma financial information.

ITEM 9.01-  FINANCIAL STATEMENTS AND EXHIBITS

(a) Financial statements of business acquired
Westin Atlanta Airport Hotel

Unaudited Financial Statements for the Westin Atlanta Airport Hotel for the three months ended March 31, 2007
Balance Sheet (unaudited)
Statements of Operations (unaudited)
Notes to Financial Statements (unaudited)

Financial Statements for the Westin Atlanta Airport Hotel for the year ended December 31, 2006 with Independent Auditor’s Report
Report of Independent Registered Public Accounting Firm
Audited Financial Statements
Balance Sheet
Statements of Operations
Statement of Changes in Equity of Hotel Property
Statements of Cash Flows
Notes to Financial Statements

(b) Pro Forma Financial Information Interstate Hotels & Resorts, Inc.

Pro Forma Balance Sheet as of March 31, 2007 (unaudited)
Pro Forma Statement of Operations for the three month period ended March 31, 2007 (unaudited) and the year ended December 31, 2006 (unaudited)
Notes to Pro Forma Financial Information (unaudited)

(c) Exhibits

Exhibit No.

10.1		Agreement of Purchase and Sale between Lepercq Atlanta Renaissance Partners, L.P., an affiliate of the Blackstone Group, and Interstate Atlanta Airport, LLC, dated May 4, 2007, for the purchase of the Westin Atlanta Airport (incorporated by reference to Exhibit 10.6 of the Company’s Form 10-Q filed with the Securities and Exchange Commission on May 10, 2007).
*23	.1	Consent of KPMG, LLP

* Filed herewith

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERSTATE HOTELS & RESORTS, INC.

By:	/s/ Denis S. McCarthy
Name: Denis S. McCarthy

Title:	Chief Accounting Officer

Date: August 8 ,2007

Financial Statements

Westin Atlanta Airport Hotel

As of March 31, 2007 (unaudited) and for the year ended December 31, 2006 with Independent Auditors’ Report

WESTIN ATLANTA AIRPORT HOTEL

Financial Statements

March 31, 2007
(Unaudited)

WESTIN ATLANTA AIRPORT HOTEL

Balance Sheet

March 31, 2007
(Unaudited)

ASSETS
Current assets:
Cash	$493,321
Accounts receivable, net of allowance for doubtful accounts of $1,884	1,174,789
Prepaid and other current assets	258,851

Total current assets	1,926,961
Hotel property, net	74,666,087

Total assets	$76,593,048

LIABILITIES AND EQUITY OF HOTEL PROPERTY
Accrued expenses and other liabilities	$1,813,683
Equity of hotel property	74,779,365

Total liabilities and equity of hotel property	$76,593,048

See accompanying notes to financial statements.

WESTIN ATLANTA AIRPORT HOTEL

Statement of Operations

	Three Months Ending
	March 31,	March 31,
	2007	2006
	(Unaudited)

Revenues:
Rooms	$3,800,433	$3,825,153
Food and beverage	2,332,813	2,306,419
Other operating departments	430,686	226,247

Total revenues	6,563,932	6,357,819
Operating costs and expenses:
Rooms	890,877	882,785
Food and beverage	1,261,120	1,276,244
Other operating expenses	179,251	215,399
Undistributed expenses:
Administrative and general	453,386	435,186
Property operating costs	1,111,496	1,113,707
Management fees	168,730	158,945
Property taxes, insurance, and other	311,691	121,687
Depreciation	725,001	296,153
Interest	—	708,284

Total operating expenses	5,101,552	5,208,390

Net income	$1,462,380	$1,149,429

See accompanying notes to financial statements.

WESTIN ATLANTA AIRPORT HOTEL

Statement of Cash Flows

	Three Months Ending
	March 31,	March 31,
	2007	2006
	(Unaudited)

Operating activities:
Net income	$1,462,380	$1,149,429
Adjustments:
Depreciation	725,001	296,153
Changes in operating assets and liabilities:
Accounts receivable	(710,783)	(608,782)
Prepaid and other current assets	(20,273)	(36,864)
Accrued expenses and other liabilities	240,756	181,050

Net cash provided by operating activities	1,697,081	980,986
Investing activities — investment in hotel property	(191,798)	—
Financing activities — owners’ funding, net	(1,559,183)	(822,478)

Net decrease in cash	(53,900)	158,508
Cash at the beginning of the period	547,221	290,330

Cash at the end of the period	$493,321	$448,838

See accompanying notes to financial statements.

WESTIN ATLANTA AIRPORT HOTEL

Notes to the Financial Statements
March 31, 2007

(1)	Organization

The financial statements of the Westin Atlanta Airport Hotel (the Hotel) present the standalone financial position, results of operations and cash flows of this hotel property which was owned by Lepercq Atlanta Renaissance Partners, LP (Lepercq). The Hotel is a full-service hotel with 495 rooms located in Atlanta, Georgia. A subsidiary of Interstate Hotels and Resorts, Inc. (Interstate) manages the hotel. MeriStar Hospitality Operating Partnership, LP (MHOP), a subsidiary of MeriStar Hospitality Corporation (MeriStar), and other partners held the partner interests in Lepercq. MHOP held a majority of the partnership interest in Lepercq. MeriStar also owned a portfolio of hotels.

On May 2, 2006, affiliates of the Blackstone Group (Blackstone) acquired MeriStar and MHOP’s interest in Lepercq. A new basis of accounting was established for the hotel property based on the fair value of the assets at that time.

The Hotel was acquired by Interstate on May 24, 2007. the management agreement with Interstate was terminated on this date.

(2)	Summary of Significant Accounting Policies

(a)	Basis of Accounting

The accompanying financial statements are presented in conformity with U.S. generally accepted accounting principles and accounting practices commonly employed in the hospitality industry.

(a)	Hotel Property

Hotel property includes land, building, and furniture and equipment. These assets are recorded at cost. Replacements and improvements are capitalized, while repairs and maintenance are expensed as incurred. Building is depreciated on a straight-line basis over 40 years. Furniture and equipment are depreciated on a straight-line basis over estimated useful lives of five to seven years. This policy is applicable to both pre and post acquisition periods.

The Hotel accounts for long-lived assets in accordance with the provisions of SFAS No. 144, Accounting for Impairment or Disposal of Long-Lived Assets (SFAS 144). Long-lived assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to probable estimated undiscounted future cash flows expected to be generated by the asset. If the carrying amount of an asset exceeds its estimated undiscounted future cash flows, an impairment charge is recognized by the amount by which the carrying amount of the asset exceeds the fair value of the asset.

(c)	Cash

The Hotel considers all highly liquid investments with an original maturity of three months or less to be cash equivalents. There were no cash equivalents in any period.

(d)	Revenue Recognition

Room revenue is recognized when the services have been rendered. Food and beverage and all other revenue are recognized when the services have been rendered. Accounts receivable consists primarily of hotel guest receivables and meeting/banquet rentals. A provision for possible bad debts is made when collection of receivables is considered doubtful.

WESTIN ATLANTA AIRPORT HOTEL

Notes to the Financial Statements — (Continued)

(e)	Income Taxes

No provision for federal or state income taxes has been made in the accompanying financial statements as the liability for such taxes would be that of each partner in Lepercq rather than the Hotel.

(f)	Use of Estimates

The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses recognized during the reporting period. Actual results could differ from those estimates.

(3)	Hotel Property

An independent appraisal was obtained by management of the Hotel for purposes of determining fair value of the Hotel property, building, furniture, and equipment at May 2, 2006. The fair value of the hotel property was determined to be $76,200,000. The acquisition cost was allocated as follows based on the estimated fair value of the hotel assets:

Land	$4,549,974
Buildings and building improvements	62,229,918
Furniture, fixtures, and equipment	9,000,000
Other assets	182,911
Construction in process	237,197

$76,200,000

Hotel property, net at March 31, 2007 consisted of:

Land	$4,549,974
Buildings and building improvements	62,750,140
Furniture, fixtures, and equipment	9,369,362
Other assets	193,837
Construction in process	448,784

77,312,097
Less accumulated depreciation	(2,646,010)

$74,666,087

(4)	Management and Franchise Agreements

The Hotel was operated under a management agreement with a subsidiary of Interstate. Pursuant to the terms of the agreement, the manager earned a base management fee of 2.5 percent of Hotel revenue and the opportunity to earn incentive fees of up to 1.5 percent on gross operating profit. No incentive fees were earned during the three months ended March 31, 2007 or 2006. The initial term of the management agreement expires December 31, 2010. The contract then allowed for three consecutive renewals of five years each. The management agreement was terminated on May 24, 2007.

The Hotel has a franchise agreement with Starwood Hotels and Resorts, Inc. (Starwood) Pursuant to the terms of the agreement the initial term of which expired April 30, 2006, the hotel paid a monthly licensing and service fee of 3.5 percent of room revenues and a monthly marketing fee of 2 percent of room revenues. In conjunction with the

WESTIN ATLANTA AIRPORT HOTEL

Notes to the Financial Statements — (Continued)

acquisition of hotel by Blackstone in May 2006 and the extension of the franchise agreement with Starwood, the monthly franchise fee was increased to 4 percent of room revenues.

(5)	Debt

Lepercq borrowed $23,609,456 from MHOP. The loan was interest only at a rate of 12 percent per annum and had a maturity date of August 8, 2006. Interest expense was $708,284 for the three month ended March 31, 2006. The Partner loan was extinguished when Blackstone acquired MHOP’s interest in Lepercq.

Subsequent to May 2, 2006, Blackstone pledged its interest in Lepercq and other hotel assets acquired from MeriStar as collateral under various borrowing arrangements.

(6)	Commitments and Contingencies

The Hotel is involved from time to time in litigation arising in the normal course of business, none of which is expected to have a material adverse effect on the Hotel’s financial position, results of operations or cash flows.

(7)	Subsequent Events

The Hotel was acquired by Interstate on May 24, 2007 for approximately $74 million. The management agreement with Interstate was terminated on this date.

WESTIN ATLANTA AIRPORT HOTEL

Financial Statements

December 31, 2006
(With Independent Auditors’ Report Thereon)

Independent Auditor’s Report

Board of Directors
Interstate Hotels and Resorts, Inc.:

We have audited the accompanying balance sheet of the Westin Atlanta Airport Hotel, (the Hotel) as of December 31, 2006 and the related statements of operations, changes in equity of hotel property and cash flows for the period from January 1, 2006 to May 1, 2006 and the period from May 2, 2006 to December 31, 2006. These financial statements are the responsibility of the Hotel’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Hotel’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Hotel at December 31, 2006 and the results of its operations and its cash flows for the period from January 1, 2006 to May 1, 2006 and the period from May 2, 2006 to December 31, 2006, in conformity with U.S. generally accepted accounting principles

McLean, Virginia
August 8, 2007

WESTIN ATLANTA AIRPORT HOTEL

Balance Sheet

December 31, 2006

AssetsCurrent assets:
Cash	$547,221
Accounts receivable, net of allowance for doubtful accounts of $1,217	464,006
Prepaid and other current assets	238,578

Total current assets	1,249,805
Hotel property, net	75,199,290

Total assets	$76,449,095

Liabilities and Equity of Hotel Property
Accrued expenses and other liabilities	$1,572,927
Equity of hotel property	74,876,168

Total liabilities and equity of hotel property	$76,449,095

See accompanying notes to financial statements.

WESTIN ATLANTA AIRPORT HOTEL

Statement of Operations

	Period from	Period from
	January 1, 2006 to	May 2, 2006 to
	May 1, 2006	December 31, 2006
	(Pre-acquisition	(Post-acquisition
	Operations)	Operations)
Revenues:
Rooms	$5,048,670	$9,106,092
Food and beverage	2,953,364	5,244,860
Other operating departments	330,264	863,526

Total revenues	8,332,298	15,214,478
Operating costs and expenses:
Rooms	1,187,933	2,316,694
Food and beverage	1,675,963	3,056,764
Other operating expenses	270,758	448,226
Undistributed expenses:
Administrative and general	557,652	1,251,485
Property operating costs	1,486,956	2,769,829
Management fees	207,651	381,018
Property taxes, insurance, and other	339,667	804,693
Depreciation	394,871	1,921,009

Total operating expenses	6,121,451	12,949,718

Operating income	2,210,847	2,264,760
Interest expense	944,378	—

Net income	$1,266,469	$2,264,760

See accompanying notes to financial statements.

WESTIN ATLANTA AIRPORT HOTEL

Statement of Changes in Equity of Hotel Property

Balance, December 31, 2005	$1,773,992
Owners’ funding, net for period from January 1, 2006 to May 1, 2006	(1,083,629)
Net income for period from January 1, 2006 to May 1, 2006	1,266,469

Balance, May 2, 2006	1,956,832

Step-up in basis of fixed assets and elimination of intercompany debt	74,594,153
Owners’ funding, net for period from May 2, 2006 to December 31, 2006	(3,939,577)
Net income for period from May 2, 2006 to December 31, 2006	2,264,760

Balance, December 31, 2006	$74,876,168

See accompanying notes to financial statements.

WESTIN ATLANTA AIRPORT HOTEL

Statement of Cash Flows

	Period from	Period from
	January 1, 2006 to	May 2, 2006 to
	May 1, 2006	December 31, 2006
	(Pre-acquisition	(Post-acquisition
	Operations)	Operations)
Operating activities:
Net income	$1,266,469	$2,264,760
Adjustments:
Depreciation	394,871	1,921,009
Changes in operating assets and liabilities:
Accounts receivable	(377,547)	783,566
Prepaid and other current assets	(29,379)	17,123
Accrued expenses and other liabilities	(133,913)	93,437

Net cash provided by operating activities	1,120,501	5,079,895
Investing activities — investment in hotel property	—	(920,299)
Financing activities — owners’ funding, net	(1,083,629)	(3,939,577)

Net increase in cash	36,872	220,019
Cash at the beginning of the period	290,330	327,202

Cash at the end of the period	$327,202	$547,221

See accompanying notes to financial statements.

WESTIN ATLANTA AIRPORT HOTEL

Notes to the Financial Statements
December 31, 2006

(1)	Organization

The financial statements of the Westin Atlanta Airport Hotel (the Hotel) present the standalone financial position, results of operations and cash flows of this hotel property which was owned by Lepercq Atlanta Renaissance Partners, LP (Lepercq). The Hotel is a full-service hotel with 495 rooms located in Atlanta, Georgia. A subsidiary of Interstate Hotels and Resorts, Inc. (Interstate) manages the hotel. MeriStar Hospitality Operating Partnership (MHOP), a subsidiary of MeriStar Hospitality Corporation (MeriStar), and other partners held the partnership interests in Lepercq. MHOP held a majority partnership interest in Lepercq. MeriStar also owned a portfolio of hotels.

On May 2, 2006, affiliates of the Blackstone Group (Blackstone) acquired MeriStar and MeriStar’s interest in Lepercq. A new basis of accounting was established for the hotel property based on the fair value of the assets at that time. The financial statements presented for the period January 1, 2006 to May 1, 2006 represent the “pre-acquisition operations.” The financial statements for the period from May 2, 2006 through December 31, 2006 represent the “post-acquisition operations.” Due to the application of pushdown accounting, to establish the new basis in the hotel property, the results of the Hotel’s pre-acquisition operations are not comparable to the results of its post-acquisition operations. A line has been placed on the accompanying financial statements to distinguish between the pre-acquisition operations and the post-acquisition operations.

The Hotel was acquired by Interstate on May 24, 2007. The management agreement with Interstate was terminated on this date.

(2)	Summary of Significant Accounting Policies

(a)	Basis of Accounting

The accompanying financial statements are presented in conformity with U.S. generally accepted accounting principles and accounting practices commonly employed in the hospitality industry.

(b)	Hotel Property

Hotel property includes land, building, and furniture and equipment. These assets are recorded at cost. Replacements and improvements are capitalized, while repairs and maintenance are expensed as incurred. Building is depreciated on a straight-line basis over 40 years. Furniture and equipment are depreciated on a straight-line basis over estimated useful lives of five to seven years. This policy is applicable to both pre and post acquisition periods.

The Hotel accounts for long-lived assets in accordance with the provisions of SFAS No. 144, Accounting for Impairment or Disposal of Long-Lived Assets (SFAS 144). Long-lived assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to probable estimated undiscounted future cash flows expected to be generated by the asset. If the carrying amount of an asset exceeds its estimated undiscounted future cash flows, an impairment charge is recognized by the amount by which the carrying amount of the asset exceeds the fair value of the asset.

(c)	Cash

The Hotel considers all highly liquid investments with an original maturity of three months or less to be cash equivalents. There were no cash equivalents in any period.

(d)	Revenue Recognition

Room revenue is recognized when the services have been rendered. Food and beverage and all other revenue are recognized when the services have been rendered. Accounts receivable consists primarily of hotel guest

WESTIN ATLANTA AIRPORT HOTEL

Notes to the Financial Statements — (Continued)

receivables and meeting/ banquet rentals. A provision for possible bad debts is made when collection of receivables is considered doubtful.

(e)	Income Taxes

No provision for federal or state income taxes has been made in the accompanying financial statements as the liability for such taxes would be that of each partner in Lepercq rather than the Hotel.

(f)	Use of Estimates

The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses recognized during the reporting period. Actual results could differ from those estimates.

(3)	Hotel Property

An independent appraisal was obtained by management of the Hotel for purposes of determining fair value of the Hotel property, building, furniture, and equipment at May 2, 2006. The fair value of the hotel property was determined to be $76,200,000. The step-up in basis is a non-cash investing activity and was allocated as follows:

Land	$4,549,974
Buildings and building improvements	62,229,918
Furniture, fixtures, and equipment	9,000,000
Other assets	182,911
Construction in process	237,197

$76,200,000

Hotel building, furniture, and equipment at December 31, 2006 consisted of:

Land	$4,549,974
Buildings and building improvements	62,750,140
Furniture, fixtures, and equipment	9,369,362
Other assets	193,837
Construction in process	256,986

77,120,299
Less accumulated depreciation	(1,921,009)

$75,199,290

(4)	Management and Franchise Agreements

The Hotel was operated under a management agreement with a subsidiary of Interstate. Pursuant to the terms of the agreement, the manager earned a base management fee of 2.5 percent of Hotel revenue and the opportunity to earn incentive fees of up to 1.5 percent on gross operating profit. No incentive fees were earned under this agreement during the year ended December 31, 2006. The initial term of the management agreement expires December 31, 2010. The contract then allowed for three consecutive renewals of five years each. The management agreement was terminated on May 24, 2007.

The Hotel has a franchise agreement with Starwood Hotels and Resorts, Inc. (Starwood). Pursuant to the terms of the agreement, the initial term of which expired April 30, 2006, the hotel paid a monthly licensing and service fee

WESTIN ATLANTA AIRPORT HOTEL

Notes to the Financial Statements — (Continued)

of 3.5 percent of room revenues and a monthly marketing fee of 2 percent of room revenues. In conjunction with the acquisition of hotel by Blackstone in May 2006 and the extension of the franchise agreement with Starwood, the franchise fee was increased to 4% percent of room revenues.

(5)	Debt

Lepercq borrowed $23,609,456 from MHOP. The loan was interest only at a rate of 12 percent per annum and had a maturity date of August 8, 2006. Interest expense was $944,378 for the pre-acquisition period. The partner loan was extinguished when Blackstone acquired MHOP’s interest in Lepercq. With respect to the Hotel’s statement of cash flows, this extinguishment was a non-cash financing activity in the amount of $23,609,456.

Subsequent to May 2, 2006, Blackstone pledged its interest in Lepercq and other hotel assets acquired from MeriStar as collateral under various borrowing arrangements.

(6)	Commitments and Contingencies

The Hotel is involved from time to time in litigation arising in the normal course of business, none of which is expected to have a material adverse effect on the Hotel’s financial position, results of operations or cash flows.

(7)	Subsequent Events

The Hotel was acquired by Interstate on May 24, 2007 for approximately $74 million. The management agreement with Interstate was terminated on this date.

PRO FORMA FINANCIAL INFORMATION OF INTERSTATE HOTELS & RESORTS, INC.

Our unaudited pro forma financial statements reflect the acquisition as if the acquisition had been completed at the beginning of the periods presented for the statement of operations and as of March 31, 2007 for the balance sheet.

Our unaudited pro forma financial statements do not purport to represent what our results of operations or financial condition would actually have been if the acquisition had occurred at the beginning of the periods presented, or to project our results of operations or financial condition for any future period.

Our unaudited pro forma financial statements are based upon available information and upon assumptions and estimates, which are set forth in the notes to the unaudited pro forma financial statements, that we believe are reasonable under the circumstances. However, actual results in future periods will differ from the pro forma amounts and those differences could be material. The unaudited pro forma financial statements and accompanying notes should be read in conjunction with the unaudited consolidated financial statements as of and for the three months ended March 31, 2007 filed in Form 10-Q and the audited consolidated financial statements for the year ended December 31, 2006 filed in Form 10-K.

INTERSTATE HOTELS & RESORTS, INC.

UNAUDITED PRO FORMA BALANCE SHEET
March 31, 2007
(In thousands)

	Interstate Hotels	Acquisition of
	& Resorts,	Westin Atlanta
	Inc. Historical	Airport		Pro Forma
	(In thousands)

ASSETS
Current assets:
Cash and cash equivalents	$49,896	$(24,853	)(A)	$25,043
Restricted cash	8,391			8,391
Accounts receivable, net of allowance for doubtful acounts	33,073	1,069	(B)	34,142
Due from related parties, net of allowance for doubtful accounts	1,483			1,483
Prepaids expenses and other current assets	3,523	221	(B)	3,744

Total current assets	96,366	(23,563)		72,803
Marketable securities	1,656			1,656
Property and equipment, net	154,739	75,607	(B)	230,346
Investments in affiliates	11,998			11,998
Notes receivable	4,994			4,994
Deferred income taxes	12,385			12,385
Goodwill	73,672			73,672
Intangible assets, net	31,215	(565	)(B)/(C)	30,650

Total assets	$387,025	$51,479		$438,504

LIABILITIES, MINORITY INTERESTS AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$2,653	$—		$2,653
Accrued expenses	58,194	816	(B)	59,010
Current portion of long-term debt	650			650

Total current liabilities	61,497	816		62,313
Deferred compensation	1,717			1,717
Long-term debt	140,875	50,000	(A)	190,875

Total liabilities	204,089	50,816		254,905
Minority interests	521			521
Commitments and contingencies
Total stockholders’ equity	182,415	663	(C)/(D)	183,078

Total liabilities, minority interests and stockholders’ equity	$387,025	$51,479		$438,504

The accompanying notes are an integral part of the pro forma financial information

INTERSTATE HOTELS & RESORTS, INC.

UNAUDITED PRO FORMA STATEMENT OF OPERATIONS
For the Three Months Ended March 31, 2007

	Interstate Hotels	Acquisition of
	& Resorts, Inc.	Westin Atlanta
	Historical	Airport		Pro Forma
	(In thousands, except per share amounts)

Revenue:
Lodging	$13,076	$6,564	(E)	$19,640
Management fees	10,622	(169	)(F)	10,453
Management fees-related parties	847	—		847
Termination fees	1,575	—		1,575
Termination fees-related parties	—	—		—
Other	2,269	—		2,269

	28,389	6,395		34,784
Other revenue from managed properties	176,370	—		176,370

Total revenue	204,759	6,395		211,154

Expenses:
Lodging	9,372	4,208	(G)	13,580
Administrative and general	13,315	—		13,315
Depreciation and amortization	3,293	543	(H)	3,836
Asset impairments and write-offs	108	—		108

	26,088	4,751		30,839
Other expenses from managed properties	176,370	—		176,370

Total operating expenses	202,458	4,751		207,209

OPERATING INCOME	2,301	1,644		3,945
Interest expense, net	(2,297)	(1,009	)(I)	(3,306)
Equity in earnings of affiliates	401	—		401

INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAXES AND MINORITY INTEREST	405	635		1,040
Income tax expense	(147)	(265	)(J)	(412)
Minority interest expense	(53)	—		(53)

INCOME FROM CONTINUING OPERATIONS	$205	$370		$575

BASIC AND DILUTED EARNINGS PER SHARE:
Basic earnings per share from continuing operations	$0.01			$0.02
Diluted earnings per share from continuing operations	$0.01			$0.02
Weighted average basic shares outstanding (in thousands)	31,563			31,563
Weighted average diluted shares outstanding (in thousands)	31,823			31,823

The accompanying notes are an integral part of the pro forma financial information

INTERSTATE HOTELS & RESORTS, INC.

UNAUDITED PRO FORMA STATEMENT OF OPERATIONS
For the Year Ended December 31, 2006

	Interstate Hotels	Acquisition of
	& Resorts, Inc.	Westin Atlanta
	Historical	Airport		Pro Forma
	(In thousands, except per share amounts)

Revenue:
Lodging revenue	$27,927	$23,547	(E)	$51,474
Management fees	61,972	(589	)(F)	61,383
Management fees-related parties	13,333	—		13,333
Termination fees	19,764	—		19,764
Termination fees-related parties	6,117	—		6,117
Other	11,568	—		11,568

	140,681	22,958		163,639
Other revenue from managed properties	834,484	—		834,484

Total revenue	975,165	22,958		998,123

Expenses:
Lodging	20,768	16,164	(G)	36,932
Administrative and general	59,327	—		59,327
Depreciation and amortization	6,721	2,329	(H)	9,050
Asset impairments and write-offs	13,214	—		13,214

	100,030	18,493		118,523
Other expenses from managed properties	834,484	—		834,484

Total operating expenses	934,514	18,493		953,007

OPERATING INCOME	40,651	4,465		45,116
Interest expense	(6,461)	(3,911	)(I)	(10,372)
Equity in earnings (losses) of affiliates	9,858	—		9,858
Gain on sale of investments and extinguishment of debt	162	—		162

INCOME FROM CONTINUING OPRATIONS BEFORE INCOME TAXES AND MINORITY INTEREST	44,210	554	(J)	44,764
Income tax expense	(17,271)	(218)		(17,489)
Minority interest expense	(223)	—		(223)

INCOME FROM CONTINUING OPERATIONS	$26,716	$336		$27,052

BASIC AND DILUTED EARNINGS PER SHARE:
Basic earnings per share from continuing operations	$0.86			$0.87
Diluted earnings per share from continuing operations	$0.85			$0.86
Weighted average basic shares outstanding (in thousands)	31,122			31,122
Weighted average diluted shares outstanding (in thousands)	31,559			31,559

The accompanying notes are an integral part of the pro forma financial information

INTERSTATE HOTELS & RESORTS, INC.

NOTES TO UNAUDITED PRO FORMA FINANCIAL INFORMATION

A The acquisition was financed with an additional $50.0 million borrowing on our credit facility, which bears interest at a rate of LIBOR plus 275 basis points, along with cash on hand of $24.9 million.

B Allocation of the acquisition cost of the Westin Atlanta Airport as follows (in thousands):

Accounts receivable	$1,069
Prepaid expenses	221
Property and equipment	75,607
Accrued expenses	(816)

$76,081

C We managed the Westin Atlanta Airport for the seller and we had $0.7 million of intangible assets for the related management contract. The management contract was terminated in connection with our acquisition of the hotel and we wrote-off the unamortized intangible asset. This non-recurring item is not reflected in the pro forma statement of operations for either period presented. Additionally, we paid additional fees of $0.2 million to the franchiser for the right to use the Westin Brand.

D The existing management contract with the seller contained favorable pricing terms when compared to recent executed contracts with owners of comparable hotel properties. The existing management contract also included a termination fee provision which required that the seller pay us a termination fee in the event that the seller sells the hotel to us or any other party and the sale results in the termination of the contract. In accordance with U.S. generally accepted accounting principles, we are required to recognize the lesser of the amount by which the pricing of the contract is favorable and the stated termination fee provision as a gain of the settlement of an executed contract. The gain of $1.4 million is recognized as an adjustment to retained earnings and an adjustment to property and equipment, net, in the pro forma balance sheet.

E Record lodging revenue of $6.6 million and $23.5 million for the three months ended March 31, 2007 and full year 2006, respectively. Lodging revenue is recorded based on the historical operating activity of the hotel.

F Remove management fees of $0.2 million and $0.6 million for the three months ended March 31, 2007 and full year 2006, respectively, as it would be eliminated in the consolidated financial statements.

G Record lodging expense of $4.2 million and $16.2 million for the three months ended March 31, 2007 and full year 2006, respectively. Lodging expense is recorded based on historical expenses of the hotel.

H Record depreciation expense on the acquisition cost allocated to depreciable fixed assets and amortization expense related to franchise fees of $0.6 million and $2.4 million for the three months ended March 31, 2007 and full year 2006, respectively. Depreciation is calculated based on the estimated useful life of 7 years for furniture and fixtures and 40 years for building. Amortization is calculated based on the term of the franchise fee agreement of 20 years. We also removed amortization expense of $0.1 million related to the management contract intangible asset included in our historical statement of operations for the three months ended March 31, 2007 and full year 2006.

I Record interest expense of $1.0 million and $3.9 million for the three months ended March 31, 2007 and full year 2006, respectively, for the additional $50 million borrowed on our credit facility for this acquisition. Interest is calculated at LIBOR plus 275 basis points. The LIBOR interest rate was averaged for the periods presented to determine the interest expense.

J Record income taxes of $0.3 million and $0.2 million for the three months ended March 31, 2007 and full year 2006, respectively, based on our historical effective income tax rate of 41.7% and 39.3%, for the respective periods.